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                                    EXHIBIT 16.1


                      [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


                                   July 15, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Hybrid Networks, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July 1998. We agree with the statements concerning our Firm in such Form 8-K.

                              Very truly yours,

                              PricewaterhouseCoopers LLP


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